Exhibit 99.8

CONSENT

The Board of Directors

Vivo Participações SA

Telemig Participações SA

We hereby consent to the references to our firm, Banco Bradesco BBI S.A., included in the prospectus/information statement on Form F-4 filed with the Securities and Exchange Commission in connection with the restructuring of Vivo Participações S.A. and Telemig Participações S.A.

São Paulo, Brazil, June 04, 2009.

By:	/s/ João Carlos Zani

Name:	João Carlos Zani
Title:	Director

By:	/s/ Jaime Cardoso Danvila

Name:	Jaime Cardoso Danvila
Title:	Superintendent